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                                                                    EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00166) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan, the Sync Research, Inc. 1995 Employee Stock Purchase Plan and the 1995 Directors' Stock Option Plan and related Prospectus and in the Registration Statement (Form S-8 No. 333-10941) pertaining to the Sync Research, Inc. Amended and Restated 1991 Stock Plan and related Prospectus and in the Registration Statement (Form S-8 No. 333-12315) pertaining to the 1994 Assumed TyLink Corporation Equity Incentive Plan and the Sync Research, Inc. 1996 Non-Executive Stock Option Plan of our report dated January 27, 1998, with respect to the consolidated financial statements and schedule of Sync Research, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                             ERNST & YOUNG LLP

Orange County, California
March 27, 1998